Distribution Contract

Party A（the Seller）：Dalian Jingang-Andi Bio-Products Co., Ltd

Party B (the Buyer ) ：

This contract is made by and between the Buyer and the Seller; whereby the Buyer agrees to buy and the Seller agrees to sell the goods as indicated below, subject to the terms and conditions as stipulated hereinafter:

(1) Name of product, specification，quantity, packing, unit price，and total price

Name of Product	Specification	Packing	Quantity	Unit price	Total price

(2). Distribution Area

Party B is authorized as a distributor agent in_____ (city, Province) by Party A. It shall be forbidden for Party B to sell over the area without prior consent of Party A, otherwise Party A shall be entitled to terminate the contract.

(3) Period：

The contract starts from _________ to _________.   (dd/mm/yyyy)

(4) Terms of Payment and Consignment

1. Upon receipt of Party B’s remittance, Party A shall duly consign the drug to the place of destination.

2. Place of Destination is ______ city_______ Province.

3. Party A is responsible for the expense of transportation prior to the goods delivered. Party B shall pay for relevant transportation expenses after goods delivered.

4. After the goods is delivered at the destination, should the quality, specifications or quantity be found not in conformity with the stipulations of the contract except those claims for which the insurance company or the owners of the vessel are liable, Party B reserves the right of claim for compensation to Party A. If any damage of goods is made by Party B, Party B shall take over the responsibility itself.

(5) Credit sale and motivating Policies

1. According to the performance of Party B at least two years previously, Party A shall offer some of Party B a favorable policy of credit sale, the longest time for which shall be between and including three months .

2. If Party B who enjoys the credit sale could not pay promptly all sum within three months, its credit class shall be degraded automatically. The duration of credit sale shall be shortened, even be eliminated in the next year.

(6). Party A’s Right and Obligation:

1. Party A shall be in support of providing Party B relevant documentations in pricing policies in terms of bidding, price verification, etc..

2. Party A shall actively support Party B’s promotion activities in accordance with relevant laws and regulations.

3. Party A shall ensure its quality of drugs to comply with the relevant standards, and offer related documentations such as Certificate of Batch Release, Certificate of GMP, etc. Meanwhile Party A shall deliver goods on time.

4. Party A is entitled to supervise the marketing of Party B. If Party B fails to sell under the terms and conditions stipulated in the contract, Party A shall reserve the right to make necessary adjustments to the limitation of authority of Party B, or cancel the related authorization.

(7).Party B’s Right and Obligation:

1. Party B shall provide Party A with the copies of documentations as the following:

a). License of Business

b). License of Drug Business

C). GSP Certificate

d). License of Taxation Registration

2. According to the terms stipulated in the contract, Party B shall bear the responsibility to coordinate the relationships with the local authorities concerned, and deal with related public affairs, such as drug inspection, disclosure for pricing structure, and bidding etc.

3. Party B shall be forbidden to sell any competitive goods against for other companies against Party A’s interest, within Party B’s authority granted by Party A. Otherwise, Party A shall be entitled to terminate the distributorship of Party B.

4. Party B shall offer Party A the relevant information of marketing, including bidding and the factors related to its marketing.

5. Party B takes charge in all the expenses related to the local distribution including sales, taking over responsibilities for management of sales in the territory of authority .

6. Party B is responsible for collecting the relevant adverse drug reaction (ADR) information, and make feedback to Party A promptly.

(8). Arbitration:

All disputes in connection with the execution of this Contract shall be settled friendly through negotiation. In case no settlement can be reached, both parties agree to seek the settlement of legal disputes in the jurisdiction where the contract is signed or implemented. The arbitration conclusion shall be final and binding upon both parties, and all the arbitration expenses shall be covered by the losing party.

(9).Additional terms:

Supplementary conditions shall be taken as valid and binding.

(10).This Contract is made in duplicate, which shall take effect from date of the signature and effective upon the seal of both Parties.

Party A:                            Party B:

Authorized Representative:          Authorized Representative :

Bank:                               Bank:

Account number:                     Account number:

Address:                            Address:

Tel                                 Tel

Date:                                     Date:

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